Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ANNOUNCES

FOURTH QUARTER AND YEAR-END 2012 RESULTS

Diluted EPS from Continuing Operations for the Fourth Quarter

Ended December 31, 2012 Increased to $0.19

NAPLES, FLORIDA (February 14, 2013) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the fourth quarter and year ended December 31, 2012.

Key metrics from continuing operations for the fourth quarter (all percentage changes in the bullet points below compare the fourth quarter of 2012 to the fourth quarter of 2011) include:

•

As shown in the tables accompanying this press release, diluted earnings per share (“EPS”) from continuing operations increased to $0.19. Excluding the impact of approximately $20.3 million, or $0.05 per diluted share, of interest rate swap accounting and mark-to-market adjustments on the swap due to interest rate conditions, and excluding approximately $52.6 million, or $0.12 per diluted share, of Medicare and Medicaid Healthcare Information Technology (“HCIT”) incentive payments, net of Medicaid rate adjustments, diluted earnings per share from continuing operations was $0.12 per diluted share, as compared to $0.13 per diluted share in the prior year. Also impacting the fourth quarter was approximately $0.04 per diluted share of incremental legal and investigation expense and approximately $0.02 to $0.03 per diluted share related to Mississippi Medicaid payment reductions, which were offset by Medicare and Medicaid HCIT incentive payments;

•	Net revenue increased 6.6% to $1.481 billion;

•	Adjusted EBITDA increased 13.7% to $254.0 million;

•	Same hospital net revenue increased 5.1% to $1.459 billion;

•	Same hospital net revenue per adjusted admission increased 5.2%;

•

As shown in the accompanying table, same hospital Adjusted EBITDA increased 22.2% to $324.9 million, resulting in a 320 basis point improvement in margin to 22.3%. Excluding HCIT incentive payments of approximately $52.6 million and $38.2 million for the fourth quarter 2012 and 2011, net of Medicaid rate adjustments, respectively, same hospital Adjusted EBITDA increased 19.6% to $272.3 million and same hospital Adjusted EBITDA margin increased 230 basis points to 18.7%; and

•	Same hospital surgeries and emergency room visits increased 0.9% and 9.2%, respectively.

Health Management Associates, Inc. / Page 2

The tables accompanying this press release include reconciliations of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also reconcile earnings per share on a GAAP basis to those amounts presented in this press release and contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

The continuing effects of a sluggish economy combined with declines in uninsured admissions and increases in observation stays contributed to a 4.7% decline in fourth quarter same hospital admissions and essentially flat same hospital adjusted admissions.

“Our 2012 results reflect both a challenging and successful fourth quarter and year. I am very proud of and thankful for the efforts of our physicians, nurses and health care professionals, whose hard work and dedication to delivering the best possible care are the reasons for our success,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “While we are pleased with the overall results, we also recognize that there are always areas and processes that can be improved. As such, we will continue to focus on our patient-centered approach, cost management and partnership opportunities, while taking important strategic steps we believe will better position Health Management for continued success going forward.”

For the fourth quarter, Health Management’s provision for doubtful accounts was $234.6 million, or 13.7% of net revenue before the provision for doubtful accounts, compared to $195.1 million, or 12.3% of net revenue before the provision of doubtful accounts, for the same quarter a year ago.

Uninsured self-pay patient discounts for the fourth quarter were $334.0 million, compared to $254.5 million for the same quarter a year ago. Charity/indigent care write-offs were $28.4 million for the fourth quarter, compared to $23.1 million for the same quarter a year ago.

Health Management Associates, Inc. / Page 3

The sum of uninsured discounts, charity/indigent write-offs and the provision for doubtful accounts, as a percent of the sum of net revenue before the provision for doubtful accounts, uninsured discounts and charity/indigent write-offs (which Health Management refers to as its Uncompensated Patient Care Percentage) was 28.7% for the fourth quarter, compared to 25.4% for the fourth quarter a year ago, and 29.0% for the quarter ended September 30, 2012. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive payment.

Cash flow from continuing operating activities for the fourth quarter was $139.2 million, after cash interest and cash tax payments aggregating $99.7 million. Days sales outstanding, or DSO, saw a one day improvement to 50 days as of December 31, 2012 compared to 51 days as of December 31, 2011. At December 31, 2012, Health Management’s total leverage ratio was 3.54 and interest coverage ratio was 4.36, both ratios being well within its debt covenant requirements.

For the year ended December 31, 2012, Health Management reported a 15.5% growth in net revenue to $5.878 billion and a 16.6% increase in Adjusted EBITDA to $963.2 million, as shown in the accompanying table. Excluding approximately $71.2 million and $40.0 million of HCIT incentive payments, net of Medicaid rate adjustments, for 2012 and 2011 respectively, Adjusted EBITDA increased 13.5% to $892.0 million. As shown in the tables accompanying this press release, excluding the impact of approximately $103.2 million, or $0.25 per diluted share, for interest rate swap accounting and mark-to-market adjustments on the swap due to interest rate conditions, and the impact of approximately $71.2 million, or $0.17 per diluted share, of HCIT incentive payments, net of Medicaid rate adjustments, for the year ended December 31, 2012, diluted earnings per share from continuing operations increased 5.6% to $0.75 as compared to $0.71 per diluted share for the year ended December 31, 2011. Consolidated diluted earnings per share from continuing operations were $0.67 for the year ended December 31, 2012.

Health Management hospitals recognized $60.3 million and $92.0 million of HCIT incentive payments in the three months and year ended December 31, 2012, respectively, and $38.2 million and $40.0 million of HCIT incentive payments for the three months and year ended December 31, 2011, respectively. Health Management expects to recognize approximately $75.0 to $85.0 million of HCIT incentive payments during the year ending December 31, 2013.

Health Management Associates, Inc. / Page 4

As previously announced on February 6, 2013, a Health Management subsidiary has executed a definitive agreement to partner with the 480-bed Bayfront Health System, located in St. Petersburg, Florida. As part of the joint venture, Health Management will acquire an 80% interest in Bayfront Health System, and introduce an affiliation with ShandsHealthCare, part of UF&Shands, the University of Florida Academic Health Center. The total purchase price for our 80% interest will be approximately $162 million, plus a working capital adjustment. The transaction is subject to the execution of a lease agreement between the partnership and the City of St. Petersburg, as well as customary regulatory approvals.

Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the three months and year ended December 31, 2012 on Friday, February 15, 2013 at 11:00 a.m. ET. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call and webcast.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Upon completion of the previously announced transaction to joint venture the 480-bed Bayfront Health System, Health Management, through its subsidiaries, will operate 71 hospitals with approximately 11,000 licensed beds in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Health Management Associates, Inc. / Page 5

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to incurrence of indebtedness, projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, the provision for doubtful accounts, capital structure, repayment of indebtedness, the amount and timing of HCIT incentive payments, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding legal proceedings and other loss contingencies (including but not limited to the timing and amount of costs incurred in connection with such proceedings), statements regarding market risk exposures, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the beliefs or assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying beliefs or assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net revenue before the provision for doubtful accounts	$1,715,459	$1,583,774	$6,752,705	$5,804,451
Provision for doubtful accounts	(234,565)	(195,127)	(874,467)	(716,856)

Net revenue	1,480,894	1,388,647	5,878,238	5,087,595

Salaries and benefits	680,106	637,751	2,622,428	2,302,844
Supplies	226,354	216,350	903,770	776,598
Rent expense	42,287	43,541	173,033	154,279
Other operating expenses	338,476	305,865	1,307,826	1,067,980
Medicare and Medicaid HCIT incentive payments	(60,341)	(38,233)	(92,026)	(39,982)
Depreciation and amortization	93,225	73,466	348,941	267,900
Interest expense	71,804	70,659	312,547	222,747
Write-offs of deferred debt issuance costs	—	24,595	—	24,595
Other	1,983	12	238	(1,771)

	1,393,894	1,334,006	5,576,757	4,775,190

Income from continuing operations before income taxes	87,000	54,641	301,481	312,405
Provision for income taxes	(31,691)	(16,893)	(102,622)	(106,071)

Income from continuing operations	55,309	37,748	198,859	206,334
Loss from discontinued operations, net of income taxes	(1,812)	(1,227)	(7,617)	(2,409)

Consolidated net income	53,497	36,521	191,242	203,925
Net income attributable to noncontrolling interests	(5,215)	(5,674)	(26,972)	(25,215)

Net income attributable to Health Management Associates, Inc.	$48,282	$30,847	$164,270	$178,710

Earnings (loss) per share attributable to Heath Management Associates, Inc. common stockholders:
Basic:
Continuing operations	$0.19	$0.13	$0.68	$0.72
Discontinued operations	—	—	(0.03)	(0.01)

Net income	$0.19	$0.13	$0.65	$0.71

Diluted:
Continuing operations	$0.19	$0.13	$0.67	$0.71
Discontinued operations	—	—	(0.03)	(0.01)

Net income	$0.19	$0.13	$0.64	$0.70

Weighted average number of shares outstanding:
Basic	254,534	252,175	254,217	251,541

Diluted	258,322	256,032	256,710	255,037

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$50,094	$32,074	$171,887	$181,119
Loss from discontinued operations, net of income taxes	(1,812)	(1,227)	(7,617)	(2,409)

Net income attributable to Health Management Associates, Inc.	$48,282	$30,847	$164,270	$178,710

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Twelve Months Ended December 31,
	2012	2011

Cash flows from operating activities:
Consolidated net income	$191,242	$203,925
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	359,920	274,526
Amortization related to interest rate swap contract	78,969	10,384
Fair value adjustment related to interest rate swap contract	24,201	5,979
Provision for doubtful accounts	874,467	716,856
Stock-based compensation expense	25,599	25,169
Losses on sales of assets, net	4,790	1,325
Gains on sales of available-for-sale securities, net	(3,081)	(518)
Write-offs of deferred debt issuance costs	—	24,045
Deferred income tax expense	7,373	79,159
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(959,178)	(870,898)
Supplies, prepaid expenses and other current assets	(3,877)	(11,379)
Prepaid and recoverable income taxes	29,866	(18,987)
Deferred charges and other long-term assets	(975)	(5,785)
Accounts payable, accrued expenses and other liabilities	(38,062)	110,811
Equity compensation excess income tax benefits	(1,492)	(2,999)
Loss from discontinued operations, net of income taxes	7,617	2,409

Net cash provided by continuing operating activities	597,379	544,022

Cash flows from investing activities:
Additions to property, plant and equipment	(388,899)	(302,046)
Acquisitions of hospitals and other	(73,948)	(582,090)
Proceeds from sales of assets and insurance recoveries	2,857	2,765
Proceeds from sales of discontinued operations	1,392	4,851
Purchases of available-for-sale securities	(1,947,028)	(1,385,580)
Proceeds from sales of available-for-sale securities	1,954,653	1,321,398
Increase in restricted funds	(22,923)	(35,309)

Net cash used in continuing investing activities	(473,896)	(976,011)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(141,861)	(2,869,380)
Payments for debt issuance costs	(702)	(75,149)
Proceeds from long-term borrowings	47,000	3,356,970
Cash payments to noncontrolling shareholders	(35,543)	(28,284)
Cash received from noncontrolling shareholders	3,591	—
Proceeds from exercises of stock options	—	14,067
Equity compensation excess income tax benefits	1,492	2,999

Net cash provided by (used in) continuing financing activities	(126,023)	401,223

Net decrease in cash and cash equivalents before discontinued operations	(2,540)	(30,766)
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	(2,295)	5,991
Investing activities	(135)	(12,894)

Net decrease in cash and cash equivalents	(4,970)	(37,669)
Cash and cash equivalents at the beginning of the period	64,143	101,812

Cash and cash equivalents at the end of the period	$59,173	$64,143

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

	December 31,	December 31,
(unaudited, dollars in thousands)	2012	2011

Assets
Current assets:
Cash and cash equivalents	$59,173	$64,143
Available-for-sale securities	121,106	122,277
Accounts receivable, net	976,872	903,517
Other current assets	307,847	305,640
Assets of discontinued operations	6,250	14,561
Property, plant and equipment, net	3,463,052	3,263,172
Restricted funds	125,532	96,244
Other assets	1,340,957	1,234,635

Total assets	$6,400,789	$6,004,189

Liabilities and Stockholders’ Equity
Current liabilities	$972,423	$803,824
Deferred income taxes	301,237	234,080
Other long-term liabilities	673,344	691,680
Long-term debt	3,433,260	3,489,489
Stockholders’ equity	1,020,525	785,116

Total liabilities and stockholders’ equity	$6,400,789	$6,004,189

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Continuing Operations
Occupancy	38.4%	40.2%		36.9%	42.6%
Patient days	357,990	364,916	–1.9%	1,478,632	1,424,500	3.8%

Admissions	84,960	88,124	–3.6%	349,508	338,431	3.3%
Adjusted admissions	171,186	168,806	1.4%	692,767	635,547	9.0%

Average length of stay	4.2	4.1		4.2	4.2
Surgeries	97,342	95,429	2.0%	394,939	342,427	15.3%
Emergency room visits	467,558	416,627	12.2%	1,820,009	1,562,028	16.5%

Net revenue (in thousands)	$1,480,894	$1,388,647	6.6%	$5,878,238	$5,087,595	15.5%
Net revenue per adjusted admission	$8,651	$8,226	5.2%	$8,485	$8,005	6.0%
Total inpatient revenue percentage	43.8%	47.3%		45.1%	48.1%
Total outpatient revenue percentage	56.2%	52.7%		54.9%	51.9%

Same Hospitals
Occupancy	38.9%	40.2%		37.6%	42.6%
Patient days	354,842	364,916	–2.8%	1,359,578	1,424,500	–4.6%

Admissions	83,945	88,124	–4.7%	322,053	338,431	–4.8%
Adjusted admissions	168,658	168,806	–0.1%	631,129	635,547	–0.7%

Average length of stay	4.2	4.1		4.2	4.2
Surgeries	96,257	95,429	0.9%	349,477	342,427	2.1%
Emergency room visits	454,835	416,627	9.2%	1,632,610	1,562,028	4.5%

Net revenue (in thousands)	$1,458,983	$1,388,647	5.1%	$5,358,455	$5,087,595	5.3%
Net revenue per adjusted admission	$8,651	$8,226	5.2%	$8,490	$8,005	6.1%
Total inpatient revenue percentage	44.0%	47.3%		45.2%	48.1%
Total outpatient revenue percentage	56.0%	52.7%		54.8%	51.9%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net revenue	$1,480,894	$1,388,647	$5,878,238	$5,087,595
Less acquisitions	21,911	—	519,783	—

Same hospital net revenue	$1,458,983	$1,388,647	$5,358,455	$5,087,595

Consolidated net income	$53,497	$36,521	$191,242	$203,925

Adjustments:
Loss from discontinued operations, net of income taxes	1,812	1,227	7,617	2,409
Provision for income taxes	31,691	16,893	102,622	106,071
Losses on sales of assets, net	2,677	229	4,790	1,325
Interest and other income, net	(694)	(217)	(4,552)	(3,096)
Interest expense	71,804	70,659	312,547	222,747
Write-offs of deferred debt issuance costs	—	24,595	—	24,595
Depreciation and amortization	93,225	73,466	348,941	267,900

Adjusted EBITDA (a)	254,012	223,373	963,207	825,876

Adjustment for acquisitions, corporate and other	70,856	42,448	140,627	152,708

Same hospital operating Adjusted EBITDA (a)	$324,868	$265,821	$1,103,834	$978,584

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	22.3%	19.1%	20.6%	19.2%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations attributable to Health Management, excluding the impact of interest rate swap amortization, mark-to-market adjustments, HCIT incentive payments, and Medicaid rate adjustments. This table is a non-GAAP presentation; nonetheless, Health Management believes that providing this detail is beneficial to investors and other readers of Health Management’s financial statements due to the significant impact these items had on income from continuing operations attributable to Health Management.

Three Months Ended December 31, 2012

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	HCIT Incentive Payments, Less Medicaid Rate Adjustments	Total, As Reported

Income from continuing operations before income taxes	$54,697	$(20,268)	$52,571	$87,000
Net income from continuing operations attributable to noncontrolling interests	(5,215)	—	—	(5,215)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	49,482	(20,268)	52,571	81,785
Provision for income taxes	(19,174)	7,854	(20,371)	(31,691)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$30,308	$(12,414)	$32,200	$50,094

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.12	$(0.05)	$0.12	$0.19

Diluted	$0.12	$(0.05)	$0.12	$0.19

Three Months Ended December 31, 2011

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	HCIT Incentive Payments	Write-Off of Deferred Debt Issuance Costs	Total, As Reported

Income from continuing operations before income taxes	$57,366	$(16,363)	$38,233	$(24,595)	$54,641
Net income from continuing operations attributable to noncontrolling interests	(5,674)	—	—	—	(5,674)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	51,692	(16,363)	38,233	(24,595)	48,967
Provision for income taxes	(17,950)	6,341	(14,815)	9,531	(16,893)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$33,742	$(10,022)	$23,418	$(15,064)	$32,074

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.13	$(0.04)	$0.10	$(0.06)	$0.13

Diluted	$0.13	$(0.04)	$0.10	$(0.06)	$0.13

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION (continued)

(unaudited, in thousands, except per share amounts)

Twelve Months Ended December 31, 2012

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	HCIT Incentive Payments, Less Medicaid Rate Adjustments	Total, As Reported

Income from continuing operations before income taxes	$333,437	$(103,170)	$71,214	$301,481
Net income from continuing operations attributable to noncontrolling interests	(26,972)	—	—	(26,972)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	306,465	(103,170)	71,214	274,509
Provision for income taxes	(115,005)	39,978	(27,595)	(102,622)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$191,460	$(63,192)	$43,619	$171,887

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.76	$(0.25)	$0.17	$0.68

Diluted	$0.75	$(0.25)	$0.17	$0.67

Twelve Months Ended December 31, 2011

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	HCIT Incentive Payments	Write-Off of Deferred Debt Issuance Costs	Total, As Reported

Income from continuing operations before income taxes	$313,381	$(16,363)	$39,982	$(24,595)	$312,405
Net income from continuing operations attributable to noncontrolling interests	(25,215)	—	—	—	(25,215)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	288,166	(16,363)	39,982	(24,595)	287,190
Provision for income taxes	(106,450)	6,341	(15,493)	9,531	(106,071)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$181,716	$(10,022)	$24,489	$(15,064)	$181,119

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.72	$(0.04)	$0.10	$(0.06)	$0.72

Diluted	$0.71	$(0.04)	$0.10	$(0.06)	$0.71

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